As filed with the Securities and Exchange Commission on March 13, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

MATTERSIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	36-4304577
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

200 S. Wacker Drive Suite 820 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Mattersight Corporation 1999 Stock Incentive Plan

(Full Title of the Plan)

Kelly D. Conway

President and Chief Executive Officer

Mattersight Corporation

200 S. Wacker Drive

Suite 820

Chicago, Illinois 60606

(Name and Address of Agent for Service)

(877) 235-6925

(Telephone Number, Including Area Code, of Agent for Service)

Copies To:

Christine R. Carsen, Esq. Vice President, General Counsel and Corporate Secretary Mattersight Corporation 200 S. Wacker Drive Suite 820 Chicago, Illinois 60606 (877) 235-6925	Steven J. Gavin, Esq. Arlene K. Lim, Esq. Winston & Strawn LLP 35 West Wacker Drive Chicago, Illinois 60601 (312) 558-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	3,153,257 shares	$7.50(3)	$23,649,428(3)	$3,047

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminable number of additional shares of Common Stock and associated preferred stock purchase rights as may become issuable under the Mattersight Corporation 1999 Stock Incentive Plan, as amended, due to adjustments for changes resulting from stock dividends, stock splits, and similar changes.
(2)	Includes the preferred stock purchase rights that are initially attached to and trade with the shares of common stock registered hereby. The value attributable to such rights, if any, is reflected in the market price of the common stock.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) and (c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices reported for shares of Common Stock of the Registrant on The Nasdaq Global Market on March 10, 2014.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this registration statement on Form S-8 is being filed in order to register an additional 3,153,257 shares of the common stock of Mattersight Corporation, a Delaware corporation (the “Registrant”), par value $0.01 per share, which are securities of the same class and relate to the same employee benefit plan, the Mattersight Corporation 1999 Stock Incentive Plan, as amended (the “Plan”), as those shares registered by the Registrant’s registration statements on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on February 14, 2000 (File No. 333-30374), November 6, 2002 (File No. 333-101031), May 6, 2008 (File No. 333-150671), and February 11, 2011 (File No. 333-172187), which are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Commission on March 13, 2014;

(b) The Registrant’s Current Reports on Form 8-K filed with the Commission on January 8, 2014 and March 4, 2014; and

(c) The description of the Registrant’s common stock, par value $0.01 per share, contained in its Registration Statement on Form 8-A filed with the Commission on January 20, 2000 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any subsequent amendment or any report filed for the purpose of updating such description;

other than the portions of such documents, which by statute, by designation in such document or otherwise (including but not limited to information disclosed by the Registrant under Items 2.02 or 7.01 of any Current Report on Form 8-K, including any exhibits included with such information), are not deemed filed with the Commission, which are not regarded to be incorporated herein by reference.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission, including any exhibits included with such information, will be incorporated by reference into, or otherwise included in, this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The following documents are filed as exhibits to this Registration Statement:

Exhibit No.	Description

3.1	Certificate of Incorporation of Mattersight Corporation, as amended (filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-94293))

3.2	Certificate of Amendment to Mattersight Corporation’s Certificate of Incorporation effective December 19, 2001 (filed as Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 29, 2001).

3.3	Certificate of Amendment to Mattersight Corporation’s Certificate of Incorporation effective December 19, 2001 (filed as Exhibit 3.4 to the Registrant’s Annual Report on Form 10-K for the year ended December 29, 2001).

3.4	Certificate of Amendment to Mattersight Corporation’s Certificate of Incorporation effective May 31, 2011 (filed on May 31, 2011 as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K).

3.5	By-Laws of Mattersight Corporation (filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-94293)).

4.1	Mattersight Corporation 1999 Stock Incentive Plan, as amended (incorporated by reference to Appendix B of the Registrant’s Definitive Proxy Statement filed with the Commission on April 4, 2013).

4.2	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A filed with the Commission on August 8, 2006).

4.3	Current Form of Common Stock Certificate (adopted as of December 3, 2013) (incorporated by reference to Exhibit 4.6 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013).

5.1	Opinion of Winston & Strawn LLP as to the legality of the securities being registered

23.1	Consent of Grant Thornton LLP

23.2	Consent of Winston & Strawn (included as part of Exhibit 5.1)

24.1	Power of Attorney from Tench Coxe, Director.

24.2	Power of Attorney from Philip R. Dur, Director.

24.3	Power of Attorney from Henry J. Feinberg, Director.

24.4	Power of Attorney from John T. Kohler, Director.

24.5	Power of Attorney from David B. Mullen, Director.

24.6	Power of Attorney from Michael J. Murray, Director.

24.7	Power of Attorney from John C. Staley, Director.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on March 13, 2014.

MATTERSIGHT CORPORATION

By:	/s/ Kelly D. Conway
Kelly D. Conway
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of March 13, 2014.

Signature	Title

/s/ KELLY D. CONWAY Kelly D. Conway	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ MARK ISERLOTH Mark Iserloth	Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ GLENN POLSON Glenn Polson	Vice President of Financial Reporting (Principal Accounting Officer)

* Tench Coxe	Chairman of the Board and Director

* Philip R. Dur	Director

* Henry J. Feinberg	Director

* John T. Kohler	Director

* David B. Mullen	Director

* Michael J. Murray	Director

* John C. Staley	Director

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Certificate of Incorporation of Mattersight Corporation, as amended (filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-94293))

3.2	Certificate of Amendment to Mattersight Corporation’s Certificate of Incorporation effective December 19, 2001 (filed as Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 29, 2001).

3.3	Certificate of Amendment to Mattersight Corporation’s Certificate of Incorporation effective December 19, 2001 (filed as Exhibit 3.4 to the Registrant’s Annual Report on Form 10-K for the year ended December 29, 2001).

3.4	Certificate of Amendment to Mattersight Corporation’s Certificate of Incorporation effective May 31, 2011 (filed on May 31, 2011 as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K).

3.5	By-Laws of Mattersight Corporation (filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-94293)).

4.1	Mattersight Corporation 1999 Stock Incentive Plan, as amended (incorporated by reference to Appendix B of the Registrant’s Definitive Proxy Statement filed with the Commission on April 4, 2013).

4.2	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A filed with the Commission on August 8, 2006).

4.3	Current Form of Common Stock Certificate (adopted as of December 3, 2013) (incorporated by reference to Exhibit 4.6 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013).

5.1	Opinion of Winston & Strawn LLP as to the legality of the securities being registered

23.1	Consent of Grant Thornton LLP

23.2	Consent of Winston & Strawn (included as part of Exhibit 5.1)

24.1	Power of Attorney from Tench Coxe, Director.

24.2	Power of Attorney from Philip R. Dur, Director.

24.3	Power of Attorney from Henry J. Feinberg, Director.

24.4	Power of Attorney from John T. Kohler, Director.

24.5	Power of Attorney from David B. Mullen, Director.

24.6	Power of Attorney from Michael J. Murray, Director.

24.7	Power of Attorney from John C. Staley, Director.